Exhibit 23.2



                       SHATSWELL, MACLEOD & COMPANY, P.C.
                       ----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Salisbury Bancorp, Inc.
Lakeville, Connecticut

         We hereby consent to the use in this Form S-3 of our report dated February 21, 2008 contained in the Form 10-K of Salisbury Bancorp, Inc. and the reference to us in the section designated "Experts".


                                         /s/SHATSWELL, MacLEOD & COMPANY, P.C.
                                         SHATSWELL, MacLEOD & COMPANY, P.C.


West Peabody, Massachusetts
August 7, 2008


           83 PINE STREET o WEST PEABODY, MASSACHUSETTS 01960-3635 o
               TELEPHONE (978) 535-0206 o FACSIMILE (978) 535-9908
                     smc@shatswell.com    www.shatswell.com